FOR IMMEDIATE RELEASE		PRESS RELEASE

Please Contact:	Banyan Corporation (800) 808-0899
e-mail: info@chiropracticusa.net
Investor Relations 877-980-3114
www.ChiropracticUSA.net
www.Banyancorp.com

BANYAN SUBSIDIARY, CHIROPRACTIC USA, CONTINUES
EXPANDING: ENTERS AGREEMENTS FOR MINNESOTA

LOS ANGELES (October 20, 2003)--Banyan Corporation (OTCBB: BANY) subsidiary Chiropractic USA, Inc. has entered Area Representative and Franchise Agreements for Minnesota with Dr. Amy Michelle Willcockson, effective November 1, 2003. The Area Representative Agreement calls for the development of a minimum of 100 Chiropractic USA clinics in Minnesota, which, if achieved, will add over $25 million of royalty sales per annum to the Chiropractic USA system. The Franchise Agreement converts Dr. Willcockson’s Minneapolis-based Chiropractic First P.A. into Minnesota’s first Chiropractic USA location.

When asked why she wanted to participate in Chiropractic USA, Dr. Willcockson stated, “I chose to become a part of Chiropractic USA because I know that unification of mission produces strength. I am committed to going beyond just what benefits my practice and the people in my circle of influence; forging a trail that will facilitate the transformation of the way people think about health care.” She added, “The Chiropractic profession cannot keep doing things the same way. It hasn’t worked. Chiropractic USA provides us with a new and better way, a supportive way of operating as well as gaining voice in our efforts to provide optimal wellness to our communities.” Dr. Amy Michelle Willcockson is a graduate of Northwestern College of Chiropractic in Bloomington, Minnesota and a Platinum Member of The Waiting List Practice.

“We continue to launch key markets throughout the United States with amazing speed. Dr. Amy Michelle Willcockson is a strong addition to our team. Her successful practice is an excellent example of the high-caliber chiropractic clinics who are converting to the Chiropractic USA system.” said Banyan Corporation President and Director Cory Gelmon.

Michael Gelmon, Banyan CEO continued, “Dr. Willcockson’s Area Representative Agreement for Minnesota, in addition to existing Chiropractic USA Area Representatives in Hawaii, California, Texas, Florida, Michigan, South Carolina, Georgia and Iowa, as well as our corporate clinics in Louisiana, creates franchised locations producing royalty sales for Chiropractic USA of at least $200 million per year when the growth targets are met.” He conclude, “ You will be hearing a lot more from Chiropractic USA in the coming weeks as several more Area Representatives in key markets are in line to be awarded franchises.”

Please contact Banyan Corporation Investor Relations toll-free at 877-980-3114. For more information about Chiropractic USA, please visit the Chiropractic USA Web site at www.ChiropracticUSA.net.

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About Chiropractic USA, Inc.

Chiropractic USA, a subsidiary of Banyan Corporation, was founded in 2001 to establish a national franchise brand in the chiropractic industry. Banyan President Cory Gelmon and Banyan Chief Executive Officer Michael Gelmon are franchise lawyers who founded Domino’s Pizza of Canada Ltd. In early 2003, chiropractic coaches Dr. CJ Mertz of Team WLP and Dr. Dennis Nikitow of Certainty Products joined the Chiropractic USA Management Team. Chiropractic USA embarked on its plan in July 2002 by acquiring a chain of chiropractic clinics in Louisiana to serve as the Chiropractic USA flagship.

About Banyan Corporation

Banyan Corporation is a publicly traded holding company focused on investing in and building a network of operating subsidiaries engaged in various innovative businesses. Currently the company’s subsidiary, Chiropractic USA’, Inc., is focusing on the development of branded Chiropractic clinics throughout North America by way of acquisitions of existing clinics as well as franchising Chiropractic clinics under its marks and uniform operating systems and practices. The company’s other subsidiary, Banyan Financial Services, Inc. is providing practice finance solutions to the Chiropractic, Medical, Dental and Healthcare communities.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Banyan Corporation) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the high technology industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Banyan Corporation. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws, and market competition factors. For a description of additional risks and uncertainties, please refer to Banyan’s filings with the Securities and Exchange Commission.

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